Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement Nos. 333-89037, 333-33580, and 333-50886 of The ServiceMaster Company on Form S-8 of our report dated June 27, 2005, appearing in this Annual Report on Form 11-K of the ServiceMaster Profit Sharing and Retirement Plan for the year ended December 31, 2004.




Memphis, Tennessee
June 28, 2005

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